UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 8, 2020

T2 BIOSYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36571	20-4827488
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

101 Hartwell Avenue, Lexington, Massachusetts 02421

(Address of principal executive offices, including Zip Code)

(781) 761-4646

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	TTOO	The Nasdaq Stock Market LLC (Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed on Form 8-K filed with the Securities and Exchange Commission on July 30, 2019, (the “July 2019 Form 8-K”) on July 25, 2019, John McDonough notified T2 Biosystems, Inc. (the “Company”) of his resignation as President and Chief Executive Officer (“CEO”) of the Company, effective as of the date on which his successor commences employment with the Company or such earlier date as determined by the Board of Directors of the Company (the “Board”). On January 8, 2020, the Board appointed John Sperzel to serve as the Company’s CEO, effective immediately, and accepted Mr. McDonough’s resignation, effective January 8, 2020 (the “Separation Date”). As previously disclosed and in accordance with the terms of his employment agreement with the Company, as amended, Mr. McDonough will be entitled to receive the separation payments and benefits described in the July 2019 Form 8-K if he timely executes a general release of claims in the Company’s favor. Mr. McDonough is expected to continue to provide services to the Company after the Separation Date as non-executive Chairman of the Board.

On January 8, 2020, the Board appointed John Sperzel to serve as the Company’s President and CEO, effective immediately. Prior to joining the Company, Mr. Sperzel, 56, was the Chief Executive Officer, President and a member of the Board of Directors of Chembio Diagnostics, Inc., a point-of-care diagnostics company focused on infectious diseases from March 2014 to January 2020. From September 2011 to December 2013, Mr. Sperzel was the Chief Executive Officer and President of International Technidyne Corporation, a developer of point-of-care cardiovascular diagnostic testing solutions. Mr. Sperzel received his Bachelor of Science degree in Business Administration/Management from Plymouth State College.

On January 8, 2020, the Board also appointed Mr. Sperzel as a Class II Director, to service on the Board until the 2022 Annual Meeting of Stockholders and until his successor is duly elected and qualified, or until his earlier death, resignation or removal.

In connection with his appointment as President and CEO, the Company entered into an employment agreement with Mr. Sperzel. Under the terms of Mr. Sperzel’s employment agreement, he will receive an initial annual base salary of $500,000 and will be eligible to receive an annual cash bonus award targeted at 75% of his annual base salary, subject to the attainment of Company and individual performance goals. Effective as of January 8, 2020, the Board granted Mr. Sperzel an option under the T2 Biosystems, Inc. Inducement Award Plan to purchase 3,000,000 shares of common stock of the Company at an exercise price per share equal to the stock’s closing price on the NASDAQ market on the grant date. The option vests in 48 substantially equal monthly installments over the four years following the date the options were granted, subject to Mr. Sperzel’s continued service with the Company through the applicable vesting date.

If Mr. Sperzel’s employment is terminated by the Company without cause or by Mr. Sperzel for good reason, in each case, other than on or within 12 months following the date of a change of control (with the terms “cause,” “change of control” and “good reason” as defined in the employment agreement referenced above), subject to his signing and not revoking a general release of claims in the Company’s favor, to receive:

•

an amount equal to his annual base salary, payable over a 12-month period following the date of termination, plus a pro-rata portion of his target annual cash bonus for the calendar year in which the termination occurs (based on the number of calendar days elapsed prior to the effective date of such termination), payable at such time as such year’s annual bonus would have been paid had his employment not terminated, and

•	reimbursement for a portion of the COBRA premiums (based on the then-current cost-sharing rates for active employees) for continued medical coverage for up to 12 months following his termination.

If Mr. Sperzel’s employment is terminated by the Company without cause or by Mr. Sperzel for good reason on or within 12 months following the date of a change of control, Mr. Sperzel will be entitled, subject to his signing and not revoking a general release of claims in the Company’s favor, to receive:

•

an amount equal to 1.5 times his annual base salary, payable over an 18-month period following the date of termination, plus a pro-rata portion of his target annual cash bonus for the calendar year in which the termination occurs (based on the number of calendar days elapsed prior to the effective date of such termination), payable at such time as such year’s annual bonus would have been paid had his employment not terminated;

•	reimbursement for a portion of the COBRA premiums (based on the then-current cost-sharing rates for active employees) for continued medical coverage for up to 18 months following his termination; and

•	accelerated vesting of all of his outstanding unvested equity and equity-based awards.

A complete copy of Mr. Sperzel’s employment agreement is filed herewith as Exhibit 10.1 and incorporated herein by reference. The above description of the employment agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Mr. Sperzel has also entered into a non-compete, non-disclosure and invention assignment agreement with the Company pursuant to which he has agreed to refrain from disclosing the Company’s confidential information indefinitely and from competing with the Company or soliciting the Company’s employees or consultants for 12 months following termination of his employment.

On January 8, 2020, the Board approved an amendment and restatement of the Company’s Inducement Award Plan (as amended and restated, the “Plan”), which was adopted by the Board without stockholder approval pursuant to Rule 5635(c)(4) of the Nasdaq Stock Market LLC listing rules (“Rule 5635(c)(4)”), to reserve an additional 4,000,000 shares of the Company’s common stock for issuance under the Plan. In accordance with Rule 5635(c)(4), awards under the Plan may only be made to a newly hired employee who has not previously been a member of the Board, or an employee who is being rehired following a bona fide period of non-employment by the Company or a subsidiary, as a material inducement to the employee’s entering into employment with the Company or its subsidiary.

A complete copy of the Plan, as amended, and the forms of stock option agreement, restricted stock agreement and the restricted stock unit agreement to be used thereunder are filed herewith as Exhibit 10.2 and incorporated herein by reference. The above description of the Plan does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Employment Agreement, dated as of January 8, 2020, by and between the Company and John Sperzel.

10.2	T2 Biosystems, Inc. Inducement Award Plan, as amended, and forms of award agreements thereunder

99.1	Press Release dated January 9, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 9, 2020	T2 BIOSYSTEMS, INC.

	By:	/s/ John Sprague
John Sprague
Chief Financial Officer